Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements of our report dated March 17, 2008, with respect to the combined balance sheet of the Electronics Businesses of Rockwood Specialties Group, Inc. as of September 30, 2007, and the related combined statements of income, invested equity and comprehensive income, and cash flows for the nine-month period then ended, included in this Form 8-K/A of OM Group, Inc.:

Registration
Statement	Description	Filing Date

333-07531	OM Group, Inc. Non-Employee Directors’ Equity Compensation Plan—Form S-8 Registration Statement—250,000 Shares	July 3, 1996

333-47230	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	October 3, 2000

333-65852	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	July 25, 2001

333-141033	OM Group, Inc. 2002 Stock Incentive Plan and Inducement Stock Option Grant to Joseph M. Scaminace—Form S-8 Registration Statement—1,488,934 Shares	March 2, 2007

333-145238	OM Group, Inc. 2007 Incentive Compensation Plan—Form S-8 Registration Statement —3,000,000 Shares	August 8, 2007
Cleveland, Ohio
March 17, 2008